POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Albert Tylis and Ronald J. Lieberman and each of them severally, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and full power to act, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all Section 16 filings required by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of NorthStar Realty Finance Corp., a Maryland corporation, including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto.

     This power of attorney shall be valid from the date hereof until revoked by the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 1st day of July, 2011.


                                               /s/ Debra Ann Hess
                                               -------------------------
                                               Debra Ann Hess